Exhibit 10.60

AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment (the “Amendment”) to the Employment Agreement dated September 19, 2011 (the “Agreement”), by and between Patriot Coal Corporation, a Delaware corporation (the “Company”), and the undersigned executive (the “Executive”), is entered into as of the date set forth on the signature page hereof. Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

                 RECITALS

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 12(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

(b)      In consideration of the Company's obligations under this Agreement, Executive agrees that: (i) until the later of Executive's termination of employment or December 31, 2012, without the prior written consent of the Board, he will not, directly or indirectly, as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any activities which are in competition with the business of the Company or its subsidiaries; and (ii) during the period of his employment hereunder and for a period of one (1) year thereafter, without the prior written consent of the Board, he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly solicit employment to any person whom Executive knows is or has been employed by the Company or its subsidiaries at any time during the three (3) months immediately preceding such solicitation in a management or executive position; provided, that posting or advertising employment opportunities shall not constitute a solicitation of employment.
2. This Amendment shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.
3. This Amendment, the Agreement and the Ancillary Documents contain the entire understanding between the parties hereto. Except as provided in an Ancillary Document, this Amendment and the Agreement supersede in all respects any prior or other agreement or understanding, both written and oral, between (i) the Executive, and (ii) the Company, any affiliate of the Company, or any predecessor of the Company.
4. This Amendment may be executed in two or more counterparts, each of which will be deemed an original.

PATRIOT COAL CORPORATION

By:	/s/ Richard M. Whiting
Name: Richard M. Whiting
Title: President & Chief Executive Officer

EXECUTIVE
/s/ Bennett K. Hatfield
Name: Bennett K. Hatfield

Date:	February 22, 2012